[VARIABLE GROUP UNIVERSAL LIFE SPOUSE APPLICATION]                                                             [MINNESOTA LIFE LOGO]

[MINNESOTA LIFE INSURANCE COMPANY - A Securian Company
400 Robert Street North - St. Paul, Minnesota 55101-2098]

------------------------------------------------------------------------------------------------------------------------------------

[EMPLOYER:] [ABC COMPANY]                                                                          [POLICY NUMBER:] [12345-G]

------------------------------------------------------------------------------------------------------------------------------------
[INSURED'S INFORMATION (INSURED IS THE OWNER OF THE CONTRACT UNLESS OTHERWISE REQUESTED)]
------------------------------------------------------------------------------------------------------------------------------------
[Name]                                                      [Date of birth]      [Social Security] number      [Gender]
[Jane A. Doe]                                               [03/01/1975]         [234-56-7890]                 [ ] Male [X] Female
------------------------------------------------------------------------------------------------------------------------------------
[Street address]                                            [City]               [State]                       [Zip code]
[456 Main Street]                                           [Anytown]            [USA]                         [00000]
------------------------------------------------------------------------------------------------------------------------------------
[Email address
[j.doe@work.com]
------------------------------------------------------------------------------------------------------------------------------------
[[ ] Yes [X] No     Have you used tobacco in any form during the past 12 months or are you currently using nicotine in any form?]

[[ ] Yes [X] No     Are you receiving or entitled to receive any disability income due to sickness or injury; confined at home under the care of a physician for sickness or injury; receiving inpatient hospital care; receiving care in a hospice, intermediate care facility or long-term care facility; or in a chemotherapy, radiation therapy or dialysis treatment program? If the answer to this question is yes, you are not eligible for the guaranteed issue amount, though you may still apply for insurance by answering the health questions.]

------------------------------------------------------------------------------------------------------------------------------------
[Primary beneficiary designation (include full name and address)]                [Relationship]          [Share % (must total 100%)]

[John C. Doe]                                                                    [Spouse]                [100%]

------------------------------------------------------------------------------------------------------------------------------------
[Contingent beneficiary designation (include full name and address) CONTINGENT   [Relationship]          [Share % (must total 100%)]
BENEFICIARIES COLLECT ONLY IF ALL PRIMARY BENEFICIARIES PREDECEASE THE
INSURED.]

[Sally Doe]                                                                      [Daughter]              [50%]
[Joe Doe]                                                                        [Son]                   [50%]

------------------------------------------------------------------------------------------------------------------------------------
[EMPLOYEE INFORMATION]
------------------------------------------------------------------------------------------------------------------------------------
[Name]                                                                           [Social Security number]
[John C. Doe]                                                                    [123-45-6789]
------------------------------------------------------------------------------------------------------------------------------------
[Date of birth]                                                                  [Date of employment]
[01/10/1975]                                                                     [February 1,2008]
------------------------------------------------------------------------------------------------------------------------------------
[INSURANCE INFORMATION]
------------------------------------------------------------------------------------------------------------------------------------
[IF APPLYING FOR MORE THAN THE GUARANTEED ISSUE AMOUNT, YOU MUST COMPLETE THE EVIDENCE OF INSURABILITY FORM.]
------------------------------------------------------------------------------------------------------------------------------------
[Spouse VGUL coverage (coverage available in increments of $[10,000] up to $[100,000].   Please indicate amount.)]
[[ ] Waive [X] ] $ [100,000]
------------------------------------------------------------------------------------------------------------------------------------
[Cash Accumulation: [X] Yes, I wish to make a monthly contribution of $[100.00] (indicate account allocation on the next page)
                    [ ] No, I do not wish to contribute]
------------------------------------------------------------------------------------------------------------------------------------
[Child term coverage
[X] Waive [ ] ] $
------------------------------------------------------------------------------------------------------------------------------------
[If you applied for child term insurance, please enter the information below:

------------------------------------------------------------------------------------------------------------------------------------
Child's name                                                                     Date of birth

------------------------------------------------------------------------------------------------------------------------------------
Child's name                                                                     Date of birth

------------------------------------------------------------------------------------------------------------------------------------
Child's name                                                                     Date of birth

------------------------------------------------------------------------------------------------------------------------------------
Child's name                                                                     Date of birth

------------------------------------------------------------------------------------------------------------------------------------
Child's name                                                                     Date of birth]

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
[INVESTMENT PROFILE]
------------------------------------------------------------------------------------------------------------------------------------
[FINRA] rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the owner. [The insured is the owner of the contract unless otherwise requested.]

1.   [Have you received the Variable Group Universal Life prospectus?]                                         [X] Yes   [ ] No

2.   Would you like us to send you a Statement of Additional Information referred to in the prospectus         [X] Yes   [ ] No
     named above?

3.   Are you a spouse or dependent child of a person who is an employee of Minnesota Life or one of its        [ ] Yes   [X] No
     subsidiaries?

4.   Number of Dependents: [0]

5.   Estimated Net Worth (exclusive of car & home)                               $[500,000]   Federal Tax Bracket
                                                                                              [ ] 0-15%
     Estimated Liquid Net Worth (cash & cash equivalents)                        $[100,000]   [X] 16-28%
                                                                                              [ ] 29% +

6.   Prior Investment Experience

          Total Years of Experience:         [5]

        Experience with these types of       [X] Mutual Funds   [X] Bonds    [ ] Limited Partnerships   [ ] Other
        investments (check all that apply)   [ ] Annuities      [ ] Stocks   [ ] Options/Futures

7.   Overall Investment Objective (check one)

     [ ] Conservative Income   [ ] Current Income   [X] Conservative Growth   [X] Growth   [ ] Aggressive Growth

8.   Risk Tolerance

     [ ] Conservative   [X] Moderate   [ ] Aggressive
------------------------------------------------------------------------------------------------------------------------------------
[ACCOUNT OPTIONS (MUST BE COMPLETED)]
------------------------------------------------------------------------------------------------------------------------------------
[Please select the allocation of net premium. Allocations must total 100%. Minimum of 10% in any account: allocations must be in increments of 1%.]

[[10]% Guaranteed Account                                            [10]  % Janus Aspen Forty- Service Share
_____% Advantus Bond                                                 _____ % Janus Aspen International Growth-Service Shares
[10] % Advantus Index 400 Mid Cap                                    [10]  % W&R Target Funds, Inc. Balanced Portfolio
_____% Advantus Index 500                                            _____ % W&R Target Funds, Inc. Core Equity Portfolio
_____% Advantus International Bond                                   [10]  % W&R Target Funds, Inc. Growth Portfolio
[10] % Advantus Money Market                                         _____ % W&R Target Funds, Inc. International Value Portfolio
_____% Advantus Mortgage Securities                                  [10]  % W&R Target Funds, Inc. Micro Cap Growth Portfolio
_____% Advantus Real Estate                                          _____ % W&R Target Funds, Inc. Small Cap Growth Portfolio
[10] % Fidelity VIP Contrafund(R)                                    [10]  % W&R Target Funds, Inc. Small Cap Value Portfolio
_____% Fidelity VIP Equity-Income                                    _____ % W&R Target Funds, Inc. Value Portfolio
[10] % Fidelity VIP High Income

If you do not elect an account option, any additional premium contributions will be allocated to the Money Market account.]

I agree that because this application is for a Variable Group Universal Life policy, that Minnesota Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE
DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY
APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET
PREMIUMS INVESTED IN THE SUB-ACCOUNTS.

------------------------------------------------------------------------------------------------------------------------------------
[Spouse signature]                                     [Daytime telephone number]     [Evening telephone number ]    [Date]
X   [/s/ Jane A. Doe]                                  [(111) 222-4444]               [(222) 333-5555]               [02/01/2008]
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
[FOR HOME OFFICE USE]
------------------------------------------------------------------------------------------------------------------------------------
Suitability accepted by registered principal                                                                         Date
[/s/ Jeffrey W. Smith]                                                                                               [02/01/2008]
------------------------------------------------------------------------------------------------------------------------------------